Exhibit 24

Power of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (“the Corporation”), hereby appoints Jean-Marc Perraud, Frank Sorgie and Ellen Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, one or more registration statements or amendments to registration statements heretofore filed (whether on Form S-8 or such other form as may be required), together with any and all necessary amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the registration of 150,000 shares of common stock, par value $0.01 per share, of the Corporation to be offered and issued under the Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

/s/ John Deutch	/s/ Jean-Marc Perraud
John Deutch Director Dated: April 30, 2004	Jean-Marc Perraud Executive Vice President and Chief Financial Officer Dated: April 30, 2004

/s Jamie S. Gorelick	/s/ Didier Primat
Jamie S. Gorelick Director Dated: May 5, 2004	Didier Primat Director Dated: April 30, 2004

/s/ Andrew Gould	/s/ Nicolas Seydoux
Andrew Gould Director Chairman and Chief Executive Officer Dated: April 30, 2004	Nicolas Seydoux Director Dated: April 30, 2004

/s/ Tony Isaac	/s/ Linda G. Stuntz
Tony Isaac Director Dated: April 30, 2004	Linda G. Stuntz Director Dated: April 30, 2004

/s/ Adrian Lajous
Adrian Lajous Director Dated: April 30, 2004	Tore I. Sandvold Director Dated:

/s/ André Lévy-Lang
André Lévy-Lang Director Dated: April 30, 2004